SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934




          DATE  OF  REPORT  (Date of earliest event reported) September 12,
          1997


                                   DELCHAMPS, INC.
               (Exact name of registrant as specified in its charter.)


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           |     ALABAMA         |     0-12923         |    63-0245434     |
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           | (State or other     | (Commission File    |  (IRS Employer    |
           | jurisdiction of     |     Number)         |  Identification   |
           |  incorporation)     |                     |     Number)       |
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                        305 DELCHAMPS DR., MOBILE, AL  36602
                 (Address of Principal Executive Offices - Zip Code)



          Registrant's telephone number, including area code (334)433-0431


                                        N/A

           (Former name or former address, if changed since last report.)





          Item 1.  Changes in Control of Registrant.

               On September 12, 1997, Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Parent"), announced that its wholly-owned subsidiary, Delta Acquisition Corporation, an Alabama corporation ("Sub"), had accepted for payment all outstanding shares of common stock (the "Shares") of Delchamps, Inc., an Alabama corporation (the "Company"), validly tendered pursuant to its tender offer (the "Offer") for the Company's Shares, which expired as scheduled on September 12, 1997 at 5:00 p.m. New York City time. An aggregate of 5,317,510 Shares were validly tendered pursuant to the Offer, which constitutes approximately 73.9% of the Company's outstanding Shares. Sub has paid approximately $159.6 million in cash for the Shares. The Offer was commenced pursuant to an Agreement and Plan of Merger dated as of July 8, 1997 by and among Parent, Sub and the Company (the "Merger Agreement").

               Sub's source of funds to acquire the Shares is Parent and Parent's source of funds to acquire the Shares is proceeds from
          (i) a $150 million senior credit facility with Fleet Capital Corporation and certain other lenders, which facility has been guaranteed on a full, unconditional, joint and several general basis by all of Parent's subsidiaries, including the Company, and is secured with a first priority lien on all of Parent's and its subsidiaries' (including the Company's) existing and after-acquired tangible and intangible assets, and (ii) the sale of $200 million in principal amount of Parent's 10-3/8% Senior Subordinated Notes due 2007, which notes have been guaranteed on a senior subordinated basis by all of Parent's subsidiaries, including the Company.

               The Merger Agreement provides that, following consummation of the Offer and subject to certain conditions (including approval by the shareholders of the Company), Sub will be merged with and into the Company in accordance with the relevant provisions of the Alabama Business Corporation Act, as amended (the "ABCA"). Because the approval of the holders of at least 66-2/3% of all outstanding Shares is sufficient to approve the Merger Agreement, Sub can cause the merger to occur without the affirmative vote of any other holder of Shares. Parent and Sub have agreed pursuant to the Merger Agreement to vote all their Shares in favor of the approval of the Merger Agreement and to use their commercially reasonable best efforts to consummate the Merger, subject to the conditions in the Merger Agreement. Upon consummation of the Merger, each outstanding Share (other than Shares acquired by Sub in the Offer and Shares as to which dissenters' rights are perfected) will be converted into the right to receive $30.00 in cash.

               Pursuant to the Merger Agreement, upon payment by Sub for the Shares tendered pursuant to the Offer, Messrs. David W. Morrow, Richard W. LaTrace, Timothy E. Kullman, James M. Cain, John A. Caddell and J. Thomas Arendall, Jr. resigned as directors of the Company, and the vacancies created by such resignations were filled by the following persons designated by Sub: Messrs. Bruce C. Bruckmann, Roger E. Friou, W.H. Holman, Jr., Michael E. Julian, Harold O. Rosser, II and Steven C. Sherrill. Messrs. E.E. Bishop, William W. Crawford and Carl F. Bailey continue to serve as Independent Directors of the Company, as such term is defined in the Merger Agreement.

          Item 5.  Other Events.

               Mr. David W. Morrow's employment as Chairman of the Company's Board of Directors and Chief Executive Officer of the Company has been terminated effective September 19, 1997. Mr. Michael E. Julian was appointed Chairman of the Company's Board of Directors and Chief Executive Officer of the Company effective that same date.





                                     SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             DELCHAMPS, INC.



                                     By:   /s/  Timothy E. Kullman
                                            Timothy E. Kullman
                                Senior  Vice  President,  Chief  Financial
                                     Officer, Treasurer and Secretary

          Date:           September 26, 1997